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                                                                  EXHIBIT 10.4

                  NON-COMPETITION AND CONFIDENTIALITY AGREEMENT


     This NON-COMPETITION AND CONFIDENTIALITY AGREEMENT (the "Agreement") is made and entered into as of this 30th day of November, 2001, by and between Tekgraf, Inc., a Georgia corporation (the "Company") and William M. Rychel ("Executive").

                               W I T N E S S E T H

     WHEREAS, Executive is currently employed by the Company as President & Chief Executive Officer;

     WHEREAS, by virtue of his employment with the Company, Executive has had and will have access to certain Confidential Information as defined herein during the course of his employment; and

     WHEREAS, in order to prevent serious harm to the Company, the Company wishes to take reasonable steps to assure its Confidential Information will remain confidential and that it will not be subject to undue and unfair competition from the Executive during and for a reasonable period of time following his or her employment.

     NOW THEREFORE, in consideration of the promises and covenants herein contained and other good and valuable consideration, including but not limited to Executive's continued employment, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

I.   CONSIDERATION

     Executive hereby acknowledges that this Agreement is being entered into as a condition to the Company entering into Amendment No. 2 to the Loan Agreement amending the Loan Agreement dated December 1, 1999, which Amendment No. 2 extends the term of the Company's loan to Executive for an additional year.

II.  CONFIDENTIALITY

     A.   DEFINITIONS

     For purposes of this Agreement, Confidential Information includes, without limitation, designs, including those developed, conceived, originated or prepared by Executive in the scope of his employment with the Company; Work Products (as defined herein); financial information; contents of the Company's databases; lists of actual or potential customers and suppliers; pricing information; business plans and processes; blueprints; research and development of new or proposed products and services; plans and specifications for the Company's products and services; trade secrets (including but not limited to, Trade Secrets as defined in the Illinois Trade Secrets Act) and other similar information and data of the Company, unless such information or data is or becomes generally known to and available for use by the public other than as a result


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of the Executive's or his or her agents' impermissible acts or omissions.
Confidential Information shall further include any information designated or considered confidential by customers of the Company which is placed in the custody of the Company and to which Executive has had and will have access to during the course of his employment.

     For purposes of this Agreement, "Work Products" shall be defined as any new or useful design, invention, idea, art, discovery, development, contribution, finding or improvement, whether or not patentable or reduced to practice, and all related know-how that Executive solely or jointly has conceived, developed or reduced to practice during the term of his employment by the Company that (i) at the time of conception, development or reduction to practice relates to the Company's business; (ii) was developed, in whole or in part, on the Company's time or with the use of any of the Company's, and/or its affiliates' equipment, supplies, facilities or Confidential Information; or (iii) results from any work Executive performed or will perform for the Company, and/or its affiliates, and all other works derived therefrom or based thereon.

     B.   AGREEMENT NOT TO USE OR DIVULGE CONFIDENTIAL INFORMATION

     Executive acknowledges that by virtue of his employment with the Company, Executive has been and will be intimately involved with and privy to Confidential Information, which is a valuable asset of the Company's, and which, if disclosed or used without prior authorization, could cause irreparable harm to the Company. Executive further acknowledges that all Confidential Information is the exclusive property of the Company.

     Executive agrees to hold all Confidential Information in trust for the benefit of the Company or any third party as described in Section II(A) above, and to take all reasonable steps during and after employment to maintain such confidentiality.

     Executive further agrees that he will not, either while employed by the Company or afterward, in any manner, use, publish, divulge, disclose, authorize or permit anyone else to use, publish, divulge or disclose, for Executive's benefit or for the benefit of any other individual or entity, any of the Company's Confidential Information without the prior written consent of the Company or as required by the Company in the course of Executive's duties as an employee of the Company, unless required to do so by legal process; provided that, before making such disclosure pursuant to legal process, Executive shall advise the Company and cooperate fully in any legal action the Company may elect to take in order to attempt to prevent such disclosure.

     C.   RETURN OF MATERIALS

     Immediately upon the Company's request, but in no event later than the termination of Executive's employment, Executive agrees to promptly deliver to the Company, without retaining copies, all tangible items which are or contain Confidential Information, including but not limited to files, records, advertising materials, reports, price lists, sketches, documents, equipment, computer print-outs, books, software manuals and directions, floppy disks and other such media for storing software and information, work papers, customer lists, supplier lists, employee lists, telephone and/or address books, Rolodex or equivalent cards, memoranda,


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appointment books, calendar, employee manuals, sales aides, keys and other tangible things provided to Executive by the Company, or authored in whole or in part by Executive within the scope of his employment by the Company, even if they do not contain Confidential Information, provided that Executive shall not be required to deliver personal files and personal information unrelated to the Company's business. At the time of such delivery, Executive agrees to disclose to the Company any passwords or other knowledge required to access and use any of the foregoing. Executive acknowledges that he does not have and will not acquire any ownership rights in such materials.

III. DISCLOSURE AND ASSIGNMENT OF WORK PRODUCTS AND TRADE SECRETS

     Executive agrees that all Work Products reduced to tangible form shall be "works for hire" as defined in Section 101 of the United States Copyright Act of 1976. Executive hereby assigns and agrees to assign to the Company all of his rights, title and interest in the Work Products and in all intellectual property rights based on the Work Products, including all trade secrets; patents; patent applications and substitutions therefor; divisions; continuations; extensions; continuations in part, renewals, reissues, and reexaminations of patents and patent applications; and copyrights, copyright registrations, renewals and applications.

     Executive agrees to disclose immediately to the Company any trade secrets and improvements to trade secrets conceived or developed by Executive at any time prior to termination of Executive's employment, and Executive shall at the same time deliver to the Company all documents with regard thereto. Executive hereby assigns and agrees to assign to the Company, its nominees, successors and assigns, his entire right, title and interest in and to all such trade secrets and improvements. Such assignment shall include the rights to obtain patent or copyright protection thereof in the United States and foreign countries. Executive agrees to provide all reasonable assistance to enable the Company to prepare and prosecute any application before any governmental agency. Executive further agrees to execute all documents and assignments and to make all oaths necessary to vest ownership of such intellectual property rights in the Company.

     It is understood that these obligations do not apply to intellectual property for which no equipment, supplies, facility or Confidential Information of the Company and/or its affiliates is used and which is developed entirely on Executive's own time unless (a) the intellectual property relates to (i) the business of the Company, or (ii) the Company's and/or its affiliates' actual or demonstratively anticipated research or development; or (b) results from any work performed by Executive for the Company and/or its affiliates.


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IV.  NON-COMPETITION

     During the term of Executive's employment and for a period of one (1) year after termination of Executive's employment for any reason, Executive will not, directly or indirectly, for him/herself or for others, individually, jointly or as a partner, agent or otherwise:

     (a) own, operate, manage, engage in, consult for, solicit business for, be affiliated with, be employed by or render services , in any capacity which is the same or similar to the capacity in which Executive worked for the Company and/or its affiliates in any business that is competitive with the Company, within the geographic area in which the Company conducts its business and sells its products (the "Business Area") as of the date of Executive's termination;

     (b) induce, entice, solicit, hire, attempt to hire or employ, or endeavor to entice away from the Company any person employed by the Company within six
(6) months before and six (6) months after Executive's termination date in order to accept employment or association with Executive or any other person, firm, corporation, or entity whatsoever, or authorize or knowingly cooperate with the taking of any such action by any other person, firm, corporation or entity whatsoever; and

     (c) contact, solicit or do business with or attempt to solicit or do business with any customer or potential customer of the Company and/or its affiliates, who was a customer or potential customer of the Company and/or its affiliates, during the time of Executive's employment with or termination from the Company for the purpose of diverting that customer or potential customer from doing business with the Company.

V.   MISCELLANEOUS

     A.   ENTIRE AGREEMENT/AMENDMENTS

     This Agreement represents the parties' entire agreement, superseding all prior and contemporaneous agreements, if any, dealing with the subject matter hereof. This Agreement may be amended only in writing signed by Executive and the Company.

     B.   REFORMATION

     If any provision of this Agreement as applied to either party or to any circumstances shall be adjudged by a court of competent jurisdiction to be void or unenforceable, the same shall in no way affect any other provision of this Agreement or the validity or enforceability of this Agreement. In the event any restriction set forth in this Agreement is determined to be unreasonable and/or unenforceable with respect to scope, time, geographical or customer coverage, Executive agrees that such a restriction or restrictions may be modified and narrowed, either by a court or by the Company, so as to provide the maximum legally enforceable protection of the Company's interests as described in this Agreement, and without negating or impairing any other restrictions or agreements set forth herein. Furthermore, if any of the agreements or restrictions in this Agreement are held invalid by a court of competent jurisdiction


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because of failure of consideration or otherwise, it is expressly agreed and understood by Executive that restrictive covenants and agreements in any other agreements between Executive and the Company, or its predecessors in interest, will inure to the benefit of and be enforceable by the Company to the fullest extent permitted by law.

     C.   SEVERABILITY

     If any one or more of the provisions, portions or sections of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, and is not subject to reformation pursuant to Section V(B) above, such invalidity, illegality or unenforceability will not affect any other provision, portion or section of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision, portion or section had never been contained herein.

     D.   SUCCESSORS AND ASSIGNS

     This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of any of the Company's assets and business, and the Company's rights hereunder may be assigned.

     E.   GOVERNING LAW

     In the event of any dispute arising under this Agreement, it is agreed that the law of the State of Illinois shall govern the interpretation, validity and effect of this Agreement without regard to the place of performance or execution hereof. The Company and Executive agree that service by registered mail to the Company's principal executive office and to Executive's residence as reflected in the records of the Company shall constitute sufficient service of process for any such action. If the Company is required to seek enforcement of any of the provisions of this Agreement, it will be entitled to recover from Executive reasonable attorneys' fees, costs and expenses.

     F.   NOTICES

     Notices and all other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the company at its principal executive office and to Executive at his residence as reflected in the records of the Company.

     G.   WAIVER OF BREACH

     No waiver of either party hereto of a breach of any provision of this Agreement by the other party will operate or be construed as a waiver of any subsequent breach by such other party. The failure of either party to take any action by reason of such breach will not deprive such party of the right to take action at any time while such breach continues. This Agreement is


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in addition to and does not in any way waive or detract from any rights or causes of action the Company may have relating to trade secrets or Confidential Information under statutory or common law or under any other agreement.

     H.   SURVIVAL OF AGREEMENT

     Except as otherwise expressly provided in this Agreement, the rights and obligations of the parties to this Agreement shall survive the termination of Executive's employment for any reason.

     I.   DEFENSE OR PROSECUTION OF CLAIMS

     Executive agrees that during employment and following the termination of employment for any reason, Executive will cooperate at the request of the Company in the defense or prosecution of any lawsuits or claims in which the Company or its officers, directors or employees may be or become involved and which relate to matters occurring while Executive was employed by the Company.

     J.   REPRESENTATION OF EXECUTIVE

     Executive represents that he is not a party to any agreement with any third party containing a non-competition provision or other restriction which would prohibit Executive's employment with the Company or any part of the services which Executive provides to the Company. Moreover, Executive represents that he is not limited by any court order or other legal obligation from performing all assigned duties for the Company.

     K.   INJUNCTIVE RELIEF

     Executive acknowledges that Executive has had and will have access to Confidential Information during the course of his employment and such information is vital to the Company's business. By reason of this, Executive consents and agrees that if Executive violates any of the provisions of Sections II, III or IV of this Agreement, the Company would sustain irreparable harm. Therefore, in addition to any other remedies which the Company may have under this Agreement, common or statutory law or otherwise, the Company shall be entitled to an injunction from any court of competent jurisdiction restraining Executive from committing, threatening to commit or continuing any violation of this Agreement, including, but not limited to, restraining Executive from disclosing, using for any purpose, selling, transferring or otherwise disposing of, in whole or in part, any Confidential Information. Executive acknowledges that damages at law would not be an adequate remedy for violation of this Agreement, and Executive therefore agrees that the provisions of Sections II, III and IV may be specifically enforced against Executive in any court of competent jurisdiction. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for a breach or threatened breach of any of the provisions of Sections II, III and IV including, but not limited to, the recovery of damages, costs and fees.


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     L.   REASONABLENESS

     In connection with the limited protection afforded the Company by the covenants contained herein, Executive acknowledges that his rights to compete and to disclose Confidential Information are limited hereby only to the extent necessary to protect the Company and that, in the event his employment with the Company terminates for any reason, he will be able to earn a livelihood without violating the foregoing restrictions. Executive further acknowledges that the restrictions cited herein are reasonable and necessary for the protection of the Company's legitimate business interests, and injunctive or other equitable relief is an appropriate, but not an exclusive, remedy for any breach of the provisions herein.

     M.   ADDITIONAL RIGHTS AND CAUSES OF ACTION

     This Agreement is in addition to and does not in any way waive or detract from the rights or causes of action available to the Company under any statutory or common law.

     N.   ACKNOWLEDGMENT BY EXECUTIVE

     Executive represents that he is knowledgeable as to business matters, including the subject matter of this Agreement, that he has read this Agreement and that he understands its terms.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.



EXECUTIVE                               TEKGRAF, INC.

/s/ William M. Rychel                   By:  /s/ Thomas M. Mason
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William M. Rychel                       Its:  CFO
                                             ------------------------


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